As filed with the Securities and Exchange Commission on December 14, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

American Equity Investment Life Holding Company

(Exact name of registrant as specified in charter)

Iowa (State or other jurisdiction of incorporation or organization)	42-1447959 (I.R.S. Employer Identification Number)

6000 Westown Parkway
West Des Moines, Iowa 50266
(515) 221-0002
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Wendy C. Waugaman
Chief Executive Officer and President
6000 Westown Parkway
West Des Moines, Iowa 50266
(515) 221-0002
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William R. Kunkel
Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive
Chicago, Illinois 60606
(312) 407-0700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)(4)
Common Stock, par value $1.00	2,500,000 Shares(1)	$12.65	$31,612,500	$2,253.97
Options to purchase common stock pursuant to the 2010 Independent Insurance Agent Stock Option Plan(5)(6)	2,500,000 Options	—	—	—

(1) Shares issuable upon exercise of stock options authorized to be granted to independent insurance agents of American Equity Investment Life Insurance Company, a wholly owned subsidiary of American Equity Investment Life Holding Company, under the American Equity Investment Life Holding Company 2010 Independent Insurance Agent Stock Option Plan.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based on the average high and low prices per share of common stock as reported on the New York Stock Exchange on December 13, 2010.

(3) Calculated pursuant to Section 6(b) of the Securities Act by multiplying 0.00007130 by the proposed maximum aggregate offering price (as computed in accordance with Rule 457 under the Securities Act solely for the purpose of determining the registration fee of the securities registered hereby).

(4) We previously paid a registration fee of $61,100 with respect to securities that were registered pursuant to our prior registration statement on Form S-3 (Registration Statement No. 333-129694), filed on November 15, 2005, of which $25,358.63 remains unused. In accordance with Rule 457(p) under the Securities Act, $2,253.97 of the unused amount of the registration fee paid with respect to the prior registration statement will be applied to pay the registration fee payable with respect to the securities registered under this registration statement.

(5) Stock options to be granted to independent insurance agents of American Equity Investment Life Insurance Company under the American Equity Investment Life Holding Company 2010 Independent Insurance Agent Stock Option Plan.

(6) Stock options are granted in the discretion of the executive committee of the Board of Directors of American Equity Investment Life Holding Company to independent insurance agents who are significant producers for our wholly owned operating subsidiary, American Equity Investment Life Insurance Company.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 14, 2010

PROSPECTUS

American Equity
Investment Life Holding Company

2,500,000 SHARES OF COMMON STOCK
ISSUABLE UPON EXERCISE OF STOCK OPTIONS
AND THE ISSUANCE OF THE RELATED STOCK OPTIONS

under the

2010 INDEPENDENT INSURANCE AGENT STOCK OPTION PLAN

This prospectus relates to the 2,500,000 shares of our common stock, $1 par value per share, that may be issued upon the exercise of stock options granted under our 2010 Independent Insurance Agent Stock Option Plan (the “Plan”) to independent insurance agents who are significant producers for our wholly owned operating subsidiary, American Equity Investment Life Insurance Company. This prospectus also relates to the options that may be granted under the Plan to purchase those 2,500,000 shares.

The exercise price for these shares of common stock will be determined at the time of grant of the related option, but will be no less than one hundred percent (100%) of the fair market value of the common stock at the time of grant. Our common stock is listed on the New York Stock Exchange under the symbol “AEL.” On December 13, 2010, the closing price of our common stock as reported on the NYSE was $12.60.

Exercising options and purchasing our common stock involve risks that are described in the “Risk Factors” section beginning on page 1 of this prospectus.

Neither the Securities and Exchange Commission, any state securities commission, the Iowa Commissioner of Insurance nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2010.

You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document. Our business, financial condition, results of operations or prospects may have changed since that date.

All references to “we,” “us,” “our” or “American Equity” in this prospectus are to American Equity Investment Life Holding Company.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

Our Business

We are a full service underwriter of fixed annuity and life insurance products through our life insurance subsidiaries, American Equity Investment Life Insurance Company (“American Equity Life”), American Equity Investment Life Insurance Company of New York and Eagle Life Insurance Company. Our business consists primarily of the sale of index and fixed rate annuities and, accordingly, we have only one business segment. Our business strategy is to focus on our annuity business and earn predictable returns by managing investment spreads and investment risk. We are currently licensed to sell our products in 50 states and the District of Columbia.

Our executive offices are located at 6000 Westown Parkway, West Des Moines, IA 50266, and our telephone number is (515) 221-0002. Our web site address is www.american-equity.com. Information contained on our website is not incorporated by reference into and does not constitute a part of this prospectus.

RISK FACTORS

The price of our common stock may fluctuate significantly, and you could lose all or part of your investment.

The price of our common stock on the NYSE constantly changes. Volatility in the market price of our common stock may prevent you from being able to sell your shares when you want or at prices you find attractive.

The market price of our common stock may fluctuate in response to numerous factors, many of which are beyond our control. These factors include the following:

•                  actual or anticipated fluctuations in our operating results;

•                  changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

•                  changes in laws and regulations which may affect the sale of our products;

•                  the operating and stock performance of our competitors;

•                  announcements by us or our competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•                  changes in interest rates;

•                  general domestic or international economic, market and political conditions and regulatory initiatives;

•                  additions or departures of key personnel; and

•                  future sales of our common stock, including sales of our common stock in short sales transactions.

In addition, the stock markets from time to time experience extreme price and volume fluctuations that may be unrelated or disproportionate to the operating performance of companies. These broad fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

The price of our common stock and our ability to raise funds in new stock offerings may be adversely affected by the issuance and sale of our common stock or equity-related securities, now and in the future.

Issuances or exchanges of significant amounts of our common stock or equity-related securities or the perception that such sales will occur, could adversely affect prevailing trading prices of our common stock and could impair our ability to raise capital through future offerings of equity or equity-related securities. No prediction can be made as to the effect, if any, that future issuances or exchanges of shares of our common stock or equity-related securities or the availability of shares of our common stock for future issuance or exchange will have on the trading price of our common stock.

Our common stock is an equity security and is subordinate to our existing and future indebtedness.

Shares of our common stock are equity interests and do not constitute indebtedness. As such, shares of our common stock rank junior to all indebtedness and other non-equity claims against us with respect to assets available to satisfy claims against us, including in a liquidation. Additionally, holders of our common stock may become subject to the prior dividend and liquidation rights of any holders of any preferred stock we may issue in the future.

Anti-takeover provisions affecting us could make it difficult for a third party to acquire our company.

Our articles of incorporation, as amended, our third amended and restated bylaws and Iowa law contain anti-takeover provisions that could have the effect of delaying or preventing changes in control of our company or our management. These provisions could also discourage proxy contests and make it more difficult for our stockholders to elect directors and take other corporate actions without the concurrence of our management or board of directors. The provisions in our charter documents include the following:

•                  our amended articles of incorporation provide for a classified board of directors pursuant to which our directors are divided into three classes, with three-year staggered terms;

•                  our amended articles of incorporation provide our board of directors the ability to issue shares of preferred stock and to determine the price and other terms, including preferences and voting rights, of those shares without shareholder approval;

•                  our bylaws provide that shareholder action may be taken only at a special or regular meeting or by written consent signed by the holders of outstanding shares having not less than 90% of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted;

•                  our bylaws limit our shareholders’ ability to make proposals at shareholder meetings; and

•                  our bylaws establish advance notice procedures for nominating candidates to our board of directors.

We are subject to certain Iowa laws that could have similar effects. One of these laws, Section 490.1110 of the Iowa Business Corporation Act, prohibits us from engaging in a business combination with any interested shareholder for a period of three years from the date the person became an interested shareholder unless certain conditions are met.

The foregoing provisions may discourage transactions that otherwise could provide for the payment of a premium over prevailing market prices of our common stock and also could limit the price that investors are willing to pay in the future for shares of our common stock. In addition, before a person can directly or indirectly acquire 10% or greater voting control of any of our life insurance subsidiaries, prior written approval must generally be obtained from the applicable insurance regulator where our affected life insurance subsidiary is domiciled.

Our ability to pay dividends in the future is subject to many factors and you may not receive dividends on our common stock.

Holders of our common stock are only entitled to receive dividends as our board of directors may declare out of funds legally available for such payments. However, we intend to continue to pay an annual cash dividend on such shares so long as we have sufficient capital and/or future earnings to do so. We anticipate retaining most of our future earnings, if any, for use in our operations and the expansion of our business. Any further determination as to dividend policy will be made by our board of directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition and future prospects and such other factors as our board of directors may deem relevant.

Our ability to pay dividends may be impaired if any of the risks described in this prospectus or incorporated by reference herein and in the accompanying prospectus were to occur. In addition, since we are a holding company, our ability to pay cash dividends depends in large measure on our subsidiaries’ ability to make distributions of cash or property to us. Iowa insurance laws restrict the amount of distributions American Equity Life can pay to us without the approval of the Iowa Insurance Commissioner.

FORWARD-LOOKING STATEMENTS

This prospectus (including the information incorporated by reference) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, trend analyses and other information contained in this prospectus and elsewhere (such as in filings by us with the Securities and Exchange Commission (the “SEC”), press releases, presentations by us or our management or oral statements) relative to markets for our products and trends in our operations or financial results, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend” and other similar expressions, constitute forward-looking statements. We caution that these statements may and often do vary from actual results and the differences between these statements and actual results can be material. Accordingly, we cannot assure you that actual results will not differ materially from those expressed or implied by the forward-looking statements.

Factors that could contribute to these differences include, among other things:

•                  general economic conditions and other factors, including prevailing interest rate levels and stock and credit market performance which may affect (among other things) our ability to sell our products, our ability to access capital resources and the costs associated therewith, the fair value of our investments, which could result in other than temporary impairments, and certain liabilities, and the lapse rate and profitability of policies;

•                  customer response to new products and marketing initiatives;

•                  changes in Federal income tax laws and regulations which may affect the relative income tax advantages of our products;

•                  increasing competition in the sale of annuities;

•                  regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products and regulation of the sale, underwriting and pricing of products; and

•                  the risk factors or uncertainties listed from time to time in our filings with the SEC that are incorporated by reference in this prospectus.

You should not place undue reliance on any forward-looking statements. Forward-looking information is intended to reflect opinions as of the date of this prospectus. Except as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking statements described in this prospectus, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

DESCRIPTION OF THE PLAN

The following is a description in question and answer form of the Plan, but is qualified in its entirety by the terms of the Plan. In the event of any conflict between the terms of the Plan and this description, the terms of the Plan will prevail.

What is the purpose of the Plan?

The Plan is intended to assist us and our wholly owned operating subsidiary, American Equity Life, in attracting and retaining certain independent insurance agents of outstanding ability and to promote the identification of their interests with those of our stockholders.

When did the Plan become effective?

The Plan became effective on January 1, 2010.

Who is eligible to receive an option under the Plan?

Options to purchase shares of our common stock may be granted to those independent insurance agents (1) who have been validly appointed by American Equity Life as sales agents for its products in applicable jurisdictions, (2) who have valid and existing agent’s contracts with American Equity Life in effect and that have not terminated prior to any grant of options under the Plan and (3) who meet the requirements established by the executive committee of American Equity’s board of directors (the “Executive Committee”) from time to time, including without limitation, rules regarding sales production criteria.

Who administers the Plan?

The Plan is administered by the Executive Committee, which has full authority, subject to the provisions of the Plan, to determine: (i) which agents will be granted options; (ii) the terms (which terms need not be identical) of all options including, the time or times at which options are granted, the option exercise price, the number of shares of our common stock subject to an option, any provisions relating to vesting (provided that if no vesting period is specified by the Executive Committee, then the applicable options will vest six months after the date of grant), any circumstances in which options terminate or in which we may repurchase shares of our common stock and the period during which options may be exercised; and (iii) any other terms, conditions or restrictions on options. Subject to the provisions of the Plan, the Executive Committee has full authority to construe and interpret the Plan and any agreements entered into under the Plan, and to make all other determinations deemed necessary or advisable for the administration of the Plan, including, but not limited to, any determination to accelerate the vesting or exercisability of outstanding options.

Further, in addition to such other rights of indemnification that members of the Executive Committee may have as directors or as members of the Executive Committee, the members of the Executive Committee will be indemnified by us against the reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, any related agreement or any option granted under the Plan, and against all amounts reasonably paid by them in settlement thereof or relating to a judgment, action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, our best interests.

How many shares of our common stock are reserved for issuance under the Plan?

The maximum number of shares of our common stock that may be issued under the Plan is 2,500,000, subject to adjustment in certain circumstances, as described below. The shares that we will deliver upon the exercise of options may be authorized but unissued shares of common stock or issued shares of common stock which we have reacquired or a combination of both. If an option expires or terminates for any reason without having been fully exercised, the unissued shares of our common stock that had been subject to that option will again become available for the grant of options under the Plan.

How will the option exercise price be determined?

The option exercise price will be determined by the Executive Committee and will be set forth in a written agreement executed by us and the agent to whom an option has been granted. No option will have a per share exercise price that is less than the fair market value of a share of our common stock as of the date the option is granted.

May the option exercise price be reduced?

No. Specifically, no option will be issued in exchange for or as a reissuance of any outstanding option and the option exercise price for any outstanding option will not be changed, if the effect of such exchange or change would be to reduce the option exercise price for any outstanding option, except as necessary to reflect the effect of certain changes in corporate structure or capitalization or a change in control, as described below.

When can an option be exercised?

The period in which an option may be exercised will be determined by the Executive Committee and specifically set forth in the written agreement with the agent, provided that an option may not be exercisable for a period longer than ten years from the date the option is granted. Unless otherwise specified in an award agreement in respect of any option, options vest six months after their date of grant. No option may be exercised for fewer than 100 shares of common stock (or, if fewer, the number of shares subject to the option).

What happens if there is a stock split or stock dividend?

In the event of any change in our outstanding common stock by reason of any stock dividend, splitup (or reverse stock split), recapitalization, reclassification, reorganization, reincorporation, combination or exchange of shares, merger, consolidation, liquidation or similar change in corporate structure, the Executive Committee will, in its discretion and to the extent necessary to compensate for the effect of such transaction or change, provide for an equitable substitution for or adjustment in (i) the number and class of shares subject to outstanding options; (ii) the price of outstanding options; and (iii) the aggregate number and class of shares that may be issued under the Plan.

How may the option price be paid?

Payment of the option exercise price shall be made in cash. The Executive Committee may provide in a written agreement with the agent that part or all of such payment may be made by the optionee (i) by delivery to us of shares of our common stock valued at fair market value on the date the option is exercised or (ii) by delivery of an exercise notice and irrevocable instructions to a registered securities broker approved by the Executive Committee to sell shares and deliver cash to us.

Who else may exercise an option?

Options are not transferable other than by will or the laws of descent and distribution. An option may be exercised during the optionee’s lifetime only by the optionee or, in the event of his or her legal disability, by his or her legal representative. In the event of the death of the optionee, his or her options may be exercised by the optionee’s designated beneficiary.

When do options terminate?

All options terminate at the end of the term established by the written agreement with the agent which may be no longer than ten years from date the option is granted.

Generally, if the status of a holder of an option as an agent is terminated for any reason, the option will expire upon such termination and will thereby be forfeited. However, in the case of the death or disability of an optionee the vesting of the optionee’s outstanding options shall accelerate, and/or any other restrictions on exercise shall be removed. The option will expire unless exercised within one year after the date of death or the cessation of service of the optionee by reason of the disability.

What happens upon a change of control of American Equity Investment Life Holding Company?

If there is a change of control of our company, as defined in the Plan, the vesting of all outstanding options may accelerate, and/or any other restrictions on exercise may be removed following delivery of a written election of such acceleration by the optionee.

Is the status of an individual holding an option affected?

No. The granting of an option to an agent does not confer any right to continue as an agent of American Equity Life or interfere in any way with the right of American Equity Life to terminate its relationship with the agent.

Does a holder of an option have any rights as a shareholder?

No, not unless and until an option is exercised and stock is issued.

When does the Plan terminate?

Unless sooner terminated by our board of directors, the Plan will terminate on December 31, 2014, and no options may be granted after that date. However, the termination of the Plan will not affect the validity of any option outstanding on the date of termination.

Who is responsible for taxes or other withholding obligations with respect to the options?

Any and all taxes and other withholding obligations payable in connection with or relating to the grant or exercise of an option, and/or the sale of any shares of our common stock by an optionee, will be the sole responsibility of the optionee.

What tax considerations affect the options?

Set forth below is a discussion of certain United States federal tax consequences with respect to the options. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), judicial decisions and administrative interpretations thereof, as currently in effect as of the date hereof, all of which are subject to change. This discussion does not address all of the tax consequences that may be applicable to any particular optionee. In addition to being subject to the federal tax consequences described below, an optionee may also be subject to foreign, state, and local income or other tax consequences in the jurisdiction in which he works and/or resides. EACH OPTIONEE IS URGED TO CONSULT HIS OR HER PERSONAL TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PLAN (OR ANY COMPONENT THEREOF), INCLUDING THE INCOME TAX CONSEQUENCES OF HOLDING AND EXERCISING AN OPTION AND SELLING THE SHARES ACQUIRED UPON EXERCISE OF THE OPTION.

Options granted under the Plan are non-qualified options under the Code. The grant of non-qualified stock options will not result in the recognition of taxable income for federal income tax purposes. However, when a nonqualified option is exercised, an optionee recognizes, as ordinary income, the excess of the fair market value of the stock on the date of exercise over the exercise price. We are entitled to an income tax deduction to the same extent and at the same time as income is recognized by the optionee. The shares acquired upon exercise of the option will have a basis equal to their fair market value, and the holding period will commence on the day after the stock is received.

Are there any other considerations relating to ERISA or a Tax-Qualified Plan?

The Plan is not qualified under Section 401(a) of the Code and is not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended (referred to as “ERISA”).

Are there any other considerations regarding the resale of shares issued?

Shares of our common stock acquired upon exercise or otherwise relating to an option pursuant to the Plan may be sold publicly. However, shares owned by persons who may be deemed to be our “affiliates” as defined in the rules of the Securities and Exchange Commission under the Securities Act of 1933 may not be re-offered or resold except pursuant to another exemption from registration under the Securities Act of 1933.

How can optionees obtain additional information about the Plan and its administrators?

Optionees may request additional information about the Plan by writing or telephoning us as follows: Julie LaFollette, Director of Investor Relations, American Equity Investment Life Holding Company, 6000 Westown Parkway, West Des Moines, Iowa 50266, (515) 221-0002.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the offered securities for general corporate purposes.

LEGAL MATTERS

Certain legal matters regarding the securities will be passed upon for us by Marla G. Lacey, our Vice President and Associate General Counsel. Ms. Lacey is a full-time employee of our company and currently owns 1,468 shares of our common stock and holds options to purchase an additional 22,500 shares of our common stock.

EXPERTS

The consolidated financial statements and all related financial statement schedules of American Equity Investment Life Holding Company as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, incorporated herein by reference, and the effectiveness of internal control over financial reporting as of December 31, 2009, have been audited by KPMG LLP, independent registered public accounting firm, as stated in their report thereon, and incorporated herein by reference, which contains an explanatory paragraph that states the company changed its method of evaluating other-than-temporary impairments of debt securities as of January 1, 2009 due to the adoption of new accounting requirements issued by the Financial Accounting Standards Board (FASB), the company changed its method of accounting for convertible debt instruments as of January 1, 2009 due to the retrospective adoption of new accounting requirements issued by the FASB, and the company changed its method of measuring fair value as of January 1, 2008 due to the adoption of new accounting requirements issued by the FASB.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information.

You may read and copy the information that we incorporate by reference in this prospectus as well as other reports, proxy statements and other information that we file with the SEC at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information that registrants, such as us, file electronically with the SEC. You may also request a copy of these filings, at no cost, by writing or telephoning us as follows: Shareholder Relations, American Equity Investment Life Holding Company, 6000 Westown Parkway, West Des Moines, Iowa 50266, Attention Shareholder Relations, (515) 221-0002. These reports, proxy statements and other information may also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus is accurate on any date other than the date on the front cover of such documents or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or in our affairs since the date of this prospectus. We are not making an offer to sell or soliciting an offer to purchase these securities in any jurisdiction where the offer or sale is not permitted.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act covering the securities described in this prospectus. This prospectus does not contain all of the information included in the registration statement, some of which is contained in exhibits included with or incorporated by reference into the registration statement. The registration statement, including the exhibits contained or incorporated by reference therein, can be read at the SEC’s website or at the SEC offices referred to above. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Rather than include certain information in this prospectus that we have already included in documents filed with the SEC, we are incorporating this information by reference, which means that we are disclosing important information to you by referring to those publicly filed documents that contain the information. The information incorporated by reference is considered to be part of this prospectus. Accordingly, we incorporate by reference the following documents filed with the SEC by us:

•      Our Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 10, 2010;

•      Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 10, 2010;

•      Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed on August 6, 2010;

•      Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed on November 9, 2010;

•      Our Current Report on Form 8-K, dated March 3, 2010, filed on March 3, 2010;

•      Our Current Report on Form 8-K, dated March 29, 2010, filed on April 2, 2010;

•      Our Current Report on Form 8-K, dated August 4, 2010, filed on August 4, 2010 (solely with respect to Item 1.02);

•      Our Current Report on Form 8-K, dated August 17, 2010, filed on August 23, 2010;

•      Our Current Report on Form 8-K, dated September 15, 2010, filed on September 16, 2010;

•      Our Current Report on Form 8-K, dated September 15, 2010, filed on September 20, 2010;

•      Our Current Report on Form 8-K, dated September 16, 2010, filed on September 22, 2010;

•      Our Current Report on Form 8-K, dated September 22, 2010, filed on September 28, 2010; and

•                  The description of the common stock which is contained in a registration statement on Form 8-A filed on November 26, 2003 (File No. 001-31911) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K) we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (1) after the date of the filing of this registration statement and before its effectiveness and (2) until all of the securities to which this prospectus relates are sold or the offering is otherwise terminated. Our subsequent filings with the SEC will automatically update and supersede information in this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance And Distribution

The following table sets forth the costs and expenses payable by American Equity Investment Life Holding Company in connection with the offer and sale of the securities being registered. All amounts are estimates except the SEC registration fee.

SEC Registration Fee	$0
NYSE Listing Fees	12,000
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	15,000
Miscellaneous	15,000

Total	$92,000

Item 15. Indemnification of Directors and Officers

Section 490.202 of the Iowa Business Corporation Act, or the IBCA, provides that a corporation’s articles of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or failure to take action, as a director, provided that the provision does not eliminate or limit the liability of a director for (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the corporation or its shareholders; (3) a violation of Section 490.833 of the IBCA, which relates to liability for unlawful distributions; or (4) an intentional violation of criminal law. Further, Section 490.851 of the IBCA provides that a corporation may indemnify its directors party to a proceeding against liability incurred in the proceeding by reason of such person serving in the capacity of director, if such person has acted in good faith and in a manner reasonably believed by the individual to be in the best interests of the corporation, if the director was acting in an official capacity, and in all other cases that the individual’s conduct was at least not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual’s conduct was unlawful or the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

The indemnity provisions under Section 490.851 do not apply (1) in the case of actions brought by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Subsection 1 of Section 490.851; or (2) in connection with any proceedings with respect to conduct for which the director was adjudged liable on the basis that the director received a financial benefit to which the director was not entitled, whether or not involving action in the director’s official capacity. In addition, Section 490.852 of the IBCA provides mandatory indemnification of reasonable expenses incurred by a director who is wholly successful in defending any action in which the director was a party because the director is or was a director of the corporation. A director who is a party to a proceeding because the person is a director may also apply for court-ordered indemnification and advance of expenses under Section 490.854 of the IBCA.

Section 490.853 of the IBCA provides that a corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he is a director if the director delivers the following to the corporation: (1) a written affirmation that the director has met the standard of conduct described above or that the proceeding involved conduct for which liability has been eliminated under the corporation’s articles of incorporation; and (2) the director’s written undertaking to repay any funds advanced if the director is not entitled to mandatory indemnification under Section 490.852 and it is ultimately determined that the director has not met the standard of conduct described above.

Under Section 490.856 of the IBCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer to the same extent as a director. In addition, if the person is an officer but not a director, further indemnification may be provided by the corporation’s articles of incorporation, the bylaws, a resolution of the board of directors or contract, except for liability in connection with (1) a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding; and (2) conduct that constitutes receipt by the officer of a financial benefit to which the officer is not entitled, an intentional infliction of harm on the corporation or the shareholders, or an intentional violation of criminal law. Such indemnification is also available to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an act or omission solely as an officer.

Our amended articles of incorporation provide that our directors will not be liable to us or our shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) intentional infliction of harm on us or our shareholders; (3) a violation of Section 490.833; and (4) an intentional violation of criminal law. Our amended articles of incorporation also provide that each of our current and former directors who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director of us or is or was serving at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be indemnified and held harmless by us to the fullest extent permitted by applicable law, except liability for (1) a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on us or our shareholders; (3) an unlawful distribution to shareholders; and (4) an intentional violation of criminal law. In addition to such indemnification, any such director and any officer are entitled to have any expenses reasonably incurred in defending any such proceeding or any similar proceeding against any officer in advance of its final disposition paid directly by us to the fullest extent permitted by applicable law.

Our bylaws also provide indemnification to our directors on the same terms as the indemnification provided in our amended articles of incorporation. Our bylaws also provide for advances of expenses to our directors and officers on the same terms as provided in our amended articles of incorporation. The indemnification provisions of our bylaws are not exclusive of any other right which any person seeking indemnification may have or acquire under any statute, our amended articles of incorporation or any agreement, vote of stockholders or disinterested directors or otherwise.

Section 490.857 of the IBCA provides that a corporation may purchase and maintain insurance on behalf of a person who is a director or officer of a corporation, or who, while a director or officer of a corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by that person in that capacity or arising from that person’s status as a director or officer, whether or not the corporation would have the power to indemnify or advance expenses to that person against the same liability under the IBCA. As permitted by and in accordance with Section 490.857, we maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs for indemnification of directors and officers.

Item 16. Exhibits

Exhibit No.	Description

4.1

Articles of Incorporation, including Articles of Amendment, of American Equity Investment Life Holding Company (incorporated by reference to the Registration Statement on Form 10, filed on May 6, 1999, File No. 000-25985, and Post-Effective Amendment No. 1 to the Registration Statement on Form 10, filed on July 22, 1999, File No. 000-25985, and the Form 10-Q for the period ended June 30, 2000, filed on August 14, 2000, File No. 000-25985)

4.2

Articles of Amendment to Articles of Incorporation of American Equity Investment Life Holding Company (incorporated by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed on October 20, 2003, File No. 333-108794)

4.3

Articles of Amendment to Articles of Incorporation of American Equity Investment Life Holding Company (incorporated by reference to the Registration Statement on Form S-3, filed on January 15, 2008, File No. 333-148681)

4.4	Third Amended and Restated Bylaws of American Equity Investment Life Holding Company (incorporated by reference to Form 8-K, filed on September 2, 2008, File No. 001-31911)
5.1	Opinion of Marla G. Lacey, Associate General Counsel of American Equity Investment Life Holding Company
23.1	Consent of KPMG LLP
23.2	Consent of Marla G. Lacey (contained in Exhibit 5.1)
24.1	Powers of Attorney of certain officers and directors (included on the signature page of the registration statement)
99.1	American Equity Investment Life Holding Company 2010 Independent Insurance Agent Stock Option Plan

Item 17. Undertakings

(A)          The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to

Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Des Moines, State of Iowa, on December 14, 2010.

AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

By:	/s/ Wendy C. Waugaman
Name:	Wendy C. Waugaman
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wendy C. Waugaman and John M. Matovina, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign (i) any and all amendments (including post-effective amendments) to this registration statement and (ii) any registration statement of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in their capacities on December 14, 2010.

Signature	Title

/s/ Wendy C. Waugaman	Chief Executive Officer, President and Director
Wendy C. Waugaman	(Principal Executive Officer)

/s/ John M. Matovina	Vice Chairman, Chief Financial Officer, Treasurer and Director
John M. Matovina	(Principal Financial Officer)

/s/ Ted M. Johnson	Vice President — Controller
Ted M. Johnson	(Principal Accounting Officer)

/s/ D.J. Noble	Executive Chairman and Director
D.J. Noble

/s/ Steven G. Chapman	Director
Steven G. Chapman

/s/ Alexander M. Clark	Director
Alexander M. Clark

/s/ James M. Gerlach	Director
James M. Gerlach

/s/ Robert L. Hilton	Director
Robert L. Hilton

/s/ Robert L. Howe	Director
Robert L. Howe

/s/ Gerard D. Neugent	Director
Gerard D. Neugent

/s/ Debra J. Richardson	Director
Debra J. Richardson

/s/ A.J. Strickland, III	Director
A.J. Strickland, III

EXHIBIT INDEX

Exhibit No.	Description

4.1

Articles of Incorporation, including Articles of Amendment, of American Equity Investment Life Holding Company (incorporated by reference to the Registration Statement on Form 10, filed on May 6, 1999, File No. 000-25985, and Post-Effective Amendment No. 1 to the Registration Statement on Form 10, filed on July 22, 1999, File No. 000-25985, and the Form 10-Q for the period ended June 30, 2000, filed on August 14, 2000, File No. 000-25985)

4.2

Articles of Amendment to Articles of Incorporation of American Equity Investment Life Holding Company (incorporated by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, filed on October 20, 2003, File No. 333-108794)

4.3

Articles of Amendment to Articles of Incorporation of American Equity Investment Life Holding Company (incorporated by reference to the Registration Statement on Form S-3, filed on January 15, 2008, File No. 333-148681)

4.4	Third Amended and Restated Bylaws of American Equity Investment Life Holding Company (incorporated by reference to Form 8-K, filed on September 2, 2008, File No. 001-31911)
5.1	Opinion of Marla G. Lacey, Associate General Counsel of American Equity Investment Life Holding Company
23.1	Consent of KPMG LLP
23.2	Consent of Marla G. Lacey (contained in Exhibit 5.1)
24.1	Powers of Attorney of certain officers and directors (included on the signature page of the registration statement)
99.1	American Equity Investment Life Holding Company 2010 Independent Insurance Agent Stock Option Plan